CERTIFICATE OF AMENDMENT

                                       OF

                              DECLARATION OF TRUST

                                       OF

                                 BB&K FUND GROUP


JANIS M. HORNE hereby certifies that:

         1. She is the Secretary of BB&K Fund Group, a trust with transferable shares of the type commonly called a Massachusetts business trust.

         2. The first sentence of Section 1.1 of the Declaration of Trust of BB&K Fund Group dated August 27, 1986 (the "Declaration of Trust") is amended to read as follows:

            The name of the trust established hereby (the "Trust") is the "Bailard, Biehl & Kaiser Fund Group" and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever herein used) shall refer to the Trustees as trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust.

         3. The fourth sentence of Section 6.1 of the Declaration of Trust is amended to read as follows:

            Without limiting the authority of the Trustees set forth herein to establish and designate any further Series, there is hereby established one Series of Shares to be known as the Bailard, Biehl & Kaiser Diversa Fund.

         4. Section 11.7 of the Declaration of Trust is amended and restated to read in full as follows:

            Section 11.7. Use of the Name "Bailard, Biehl & Kaiser". Bailard, Biehl & Kaiser, Inc. (the "Company") has consented to the use by the Trust of the identifying name "Bailard, Biehl & Kaiser", which is a property right of the Company. The Trust will only use the name "Bailard, Biehl & Kaiser" as a component of its name and for no other purpose, and will not purport to grant to any third party the right to use the name "Bailard, Biehl & Kaiser" for any purpose. The Company or any of its corporate affiliates may use or grant to others the right to use the name "Bailard, Biehl & Kaiser", as all or a portion of a corporate or business name for any commercial purpose, including a grant of such right to any other investment company. At the request of the Company, the Trust will take such action as may be required to provide its consent to the use by the Company, or any of its corporate affiliates, or by any person to whom the Company or an affiliate of the Company shall have granted the right to the use of the name "Bailard, Biehl & Kaiser". Upon the termination of any investment advisory or management agreement or underwriting agreement into which the Company or any of its affiliates and the Trust may enter, the Trust shall, upon request by the Company, cease to use the name "Bailard, Biehl & Kaiser" as a component of its name, and shall not use such name as a part of its name or for any other commercial purpose, and shall cause its officers and Trustees to take any and all actions which the Company may request to effect the foregoing and to reconvey to the Company or such corporate affiliate any and all rights to such name.

         5. The foregoing amendments of the Declaration of Trust have been duly adopted by the Board of Trustees of the Trust in accordance with the manner provided in Sections 9.3 and 11.1 of the Declaration of Trust.

Date:  January 3, 1989


                                                /s/ Janis M. Horne
                                                ------------------
                                                Janis M. Horne
                                                Secretary
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
                                 ACKNOWLEDGMENT


STATE OF CALIFORNIA           )
                              )  ss.
COUNTY OF SAN MATEO           )


                  The undersigned, being duly sworn, deposes and says that she is the Secretary of BB&K Fund Group and that the matters set forth in the foregoing Certificate of Amendment are true and correct to her own knowledge.


                                                     /s/ Janis M. Horne
                                                     -------------------------
                                                     Janis M. Horne

Subscribed and sworn to before
me at a Notary Public this 3rd
day of  January, 1989


/s/ Steven R. Hulser
-------------------------------
     Notary Public


My Commission Expires:
      9/17/89
-------------------------------
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